UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2019

CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive Suite 400

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2019, CNX Resources Corporation (the “Company”) completed a private offering (the “Notes Offering”) of $500,000,000 aggregate principal amount of 7.25% senior notes due 2027 (the “Notes”), along with the related guarantees of the Notes (the “Guarantees”).

The Notes and Guarantees were issued pursuant to an indenture (the “Indenture”), dated March 14, 2019, among the Company, the subsidiary guarantors party thereto and UMB Bank, N.A., as trustee (the “Trustee”). The Notes accrue interest from March 14, 2019 at a rate of 7.25% per year. Interest on the Notes is payable semi-annually in arrears on March 14 and September 14 of each year, beginning September 14, 2019. The Notes mature on March 14, 2027.

The Notes rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior to any subordinated indebtedness that the Company may incur. The Guarantees rank equally in right of payment to all of the Guarantors’ existing and future senior indebtedness.

On or after March 14, 2022, the Company may redeem all or part of the Notes at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), beginning on March 14 of the years indicated:

Year	Percentage
2022	105.438%
2023	103.625%
2024	101.813%
2025 and thereafter	100.000%

Prior to March 14, 2022, the Company may on one or more occasions redeem up to 35% of the principal amount of the Notes with an amount of cash not greater than the amount of the net cash proceeds from one or more equity offerings at a redemption price equal to 107.250% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, as long as at least 65% of the aggregate principal amount of the Notes originally issued on the issue date (excluding notes held by the Company and its subsidiaries) remains outstanding after each such redemption and the redemption occurs within than 180 days after the date of the closing of the equity offering.

At any time or from time to time prior to March 14, 2022, the Company may also redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, as defined in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains covenants that will limit the ability of the Company and the Guarantors to (i) incur, assume or guarantee additional indebtedness or issue preferred stock; (ii) create liens to secure indebtedness; (iii) make distributions on, purchase or redeem the Company’s common stock or purchase or redeem subordinated indebtedness; (iv) make investments; (v) restrict dividends, loans or other asset transfers from the Company’s restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of its properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; (viii) enter into transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. If the Notes achieve an investment grade rating from either of Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. and no default under the Indenture exists, many of the foregoing covenants will terminate.

The Indenture also contains customary events of default, including (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise; (iii) covenant defaults, (iv) cross-defaults to certain indebtedness and (v) certain events of bankruptcy or insolvency with respect to the Company or any of the Guarantors. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. If an event of default arises from certain events of bankruptcy or insolvency, with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of restricted subsidiaries of the Company that, taken together, would constitute a significant subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.

If the Company experiences certain kinds of changes of control, holders of the Notes will be entitled to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s Notes pursuant to an offer on the terms set forth in the Indenture. The Company will offer to make a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On March 14, 2019, the Company issued a press release announcing the closing of the Notes Offering. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On March 14, 2019, the Company issued a press release announcing the early tender results and early payment date for its previously announced cash tender offer for up to $400.0 million aggregate principal amount of its 5.875% senior notes due 2022. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of the Exhibit

4.1	Indenture, dated as of March 14, 2019, by and among CNX Resources Corporation, the subsidiary guarantors party thereto and UMB Bank, N.A., as Trustee.

99.1	Press Release, dated as of March 14, 2019, announcing the closing of the notes offering.

99.2	Press Release, dated as of March 14, 2019, regarding the early tender results and early payment date for the cash tender offer for up to $400.0 million of CNX Resources Corporation’s outstanding 5.875% senior notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By:	/s/ Donald W. Rush
Name: Donald W. Rush
Title: Chief Financial Officer and Executive Vice President

Dated: March 14, 2019